Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

NexPoint Diversified Real Estate Trust
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value $0.001 per share	Rule 457(o)	800,000(1)	N/A	$9,161,137.05(2)	.00015310	$1,402.57

	Total Offering Amounts					$9,161,137.05		$1,402.57
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$1,402.57

(1)

Estimated solely for illustrative purposes, based on the average of the high and low price of the common shares of NexPoint Diversified Real Estate Trust, par value $0.001 per share (the “Common Shares”), on December 27, 2024. The number of Common Shares issuable pursuant to the company merger described in the information circular/prospectus that forms a part of the accompanying registration statement (the “Company Merger”) is equal to the total number of NexPoint Hospitality Trust units, other than units held by NexPoint Diversified Real Estate Trust and its subsidiaries, multiplied by the quotient of $0.36 divided by the volume weighted average price of NexPoint Diversified Real Estate Trust’s common shares on the New York Stock Exchange for the 10 trading days prior to the closing of the Company Merger. As such, the total number of shares to be registered is indeterminate. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of share splits, share dividends or similar transactions relating to the securities registered hereunder.

(2)

Estimated solely for purposes of calculating the required registration fee, and calculated pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for NexPoint Hospitality Trust units as reported on the TSX Venture Exchange on December 27, 2024, multiplied by the estimated by the estimated maximum number of NexPoint Hospitality Trust units that may be canceled or may be exchanged or converted for NexPoint Diversified Real Estate Trust common shares being registered.